Exhibit 99.1
51 James Way, Eatontown, New Jersey 07724 USA • 1-800-537-9642
NEWS RELEASE

Contacts
	Company:	Mark H. Burroughs
FOR IMMEDIATE RELEASE		(732) 542-2800
	Investors:	Jennifer Beugelmans
(646) 596-7473
	Media:	Dan Budwick
(973) 271-6085
August 9, 2010
OSTEOTECH REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
Second Quarter Revenue Increases 7% Sequentially
New Product Sales Grow 39% Sequentially
Company Returns to Profitability
Osteotech, Inc. (NASDAQ: OSTE), a leader in the emerging field of biologic products for regenerative healing, today reported financial results for the second quarter ended June 30, 2010.
“We are very proud of our organization’s efforts this quarter that resulted in strong sales growth and a return to profitability,” said Sam Owusu-Akyaw, President and Chief Executive Officer of Osteotech. “Our results this quarter are indicative of the market’s increasing interest in our leading-edge portfolio of procedure-specific biologics and the superior clinical benefits they collectively deliver. We are committed to increasing the value that our franchise brands, including Grafton® DBM, MagniFuse™ Bone Graft and Plexur M® Innovative Grafting, can offer the physician and patient communities.”
Recent and Upcoming Corporate Developments
•	During the second quarter of 2010, MagniFuse was used by 43 new customers increasing the MagniFuse customer base to a total of 127 accounts. Re-order rates of 60% were realized in the quarter as MagniFuse revenue increased 21% sequentially to $1.3 million in the second quarter of 2010.

•	99 new accounts were added to the Plexur M customer base, bringing the total number of accounts to 210 at the end of the second quarter of 2010. Plexur M revenue grew 73% sequentially to $1.1 million in the second quarter of 2010.

•	Sales of new products, including MagniFuse, Plexur M and FacetLinx™ Fusion Technology, were $2.5 million during the second quarter of 2010, up 39% compared with the first quarter of 2010.

•	In the second quarter of 2010, revenue generated from Osteotech’s legacy product lines, which include Grafton DBM, Xpanse® Bone Inserts, traditional tissues and spinal allografts, grew 3% domestically and 12% internationally on a sequential basis, including a 10% increase in worldwide Grafton DBM revenue.

•	The Company is on target to respond by August 31, 2010 to the questions received from the United States Food & Drug Administration about the Company’s BioGenesis™ Dural Regeneration Matrix (formerly named the Duratech™ BioRegeneration Matrix).
Financial Results
Revenue for the three months ended June 30, 2010 was $24.0 million, including $2.5 million from the Company’s new products (MagniFuse, Plexur M and FacetLinx), representing an overall increase of 2% compared with $23.5 million for the three months ended June 30, 2009 and a 7% increase compared with the first quarter of 2010. Revenue from client services and private label DBM declined, as expected, by $318,000 year-over-year during the second quarter of 2010. Excluding client services and private label revenue, second quarter 2010 revenue was $23.2 million compared with $22.4 million in the second quarter of 2009.
Revenue for the six-month period ended June 30, 2010 was $46.5 million, representing a 2% decline compared with the six-month period ended June 30, 2009. Excluding client services and private label revenue, revenue for the first half of 2010 was $44.8 million compared with $43.5 million in the first half of 2009. Revenue from client services and private label DBM declined, as expected, by $2.1 million year-over-year during the first half of 2010.
Net income for the second quarter ended June 30, 2010 was $115,000, or $0.01 per diluted share, compared with a net loss of $1.2 million, or $0.07 per share, for the second quarter of 2009. Net loss for the six months ended June 30, 2010 was $1.5 million or $0.08 per share compared with $3.0 million or $0.17 per share for the six months ended June 30, 2009.
Conference Call Today, August 9, 2010
The Osteotech management team will host a conference call today, August 9, 2010 at 9:00 a.m. (EDT) to discuss second quarter 2010 financial results, recent corporate developments, continuing strategic projects and guidance for 2010. The call can be accessed by dialing 1-866-761-0748 (domestic) or 1-617-614-2706 (international) and indicating access code 56538204. The conference call will also be simultaneously webcast at www.osteotech.com. A replay of the call will be available two hours after completion of the live call through midnight, Monday, August 23, 2010 by dialing 1-888-286-8010 and indicating access code 15166441.
About Osteotech
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing biologic solutions for regenerative medicine to support surgeons and their patients in the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech or the conference call, please go to Osteotech’s website at www.osteotech.com.
Certain statements made throughout this press release that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to develop and introduce new products, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the marketplace, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. For a more detailed discussion of certain of these factors, see the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including the latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All information in this press release is as of August 9, 2010 and the Company does not intend to update this information.

OSTEOTECH, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands,except per share data)
(unaudited)

	Three Months		Six Months
	Ending June 30,		Ending June 30,
	2010	2009	2010	2009

Revenue	$23,997	$23,471	$46,524	$47,402
Cost of revenue	11,922	11,940	23,479	23,904

Gross profit	12,075	11,531	23,045	23,498

Marketing, selling and general and administrative expenses	10,390	10,768	21,093	22,386
Research and development expenses	1,051	1,998	2,259	3,651

	11,441	12,766	23,352	26,037

Operating income (loss)	634	(1,235)	(307)	(2,539)

Interest expense, net	(316)	(355)	(655)	(709)
Other	(147)	131	(334)	48

Income (loss) before income taxes	171	(1,459)	(1,296)	(3,200)
Income tax provision (benefit)	56	(255)	172	(200)

Net income (loss)	$115	$(1,204)	$(1,468)	$(3,000)

Income (loss) per share:
Basic	$0.01	$(0.07)	$(0.08)	$(0.17)
Diluted	$0.01	$(0.07)	$(0.08)	$(0.17)
Shares used in computing earnings (loss) per share:
Basic	18,069,937	18,004,217	18,098,827	17,882,059
Diluted	18,201,915	18,004,217	18,098,827	17,882,059
CONSOLIDATED SEGMENT REVENUE DETAIL
(dollars in thousands)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

DBM	$14,128	$14,808	$27,261	$28,834
Hybrid/Synthetic	2,855	647	5,235	1,395
Traditional Tissue	4,933	5,443	10,003	10,720
Spinal Allografts	1,886	1,862	3,585	3,742
Other Product Lines	195	711	440	2,711

Revenue	$23,997	$23,471	$46,524	$47,402

OSTEOTECH, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
Assets

Cash and cash equivalents	$10,686	$10,708
Accounts receivable, net	16,125	16,165
Deferred processing costs	33,185	38,562
Inventories	1,476	1,819
Prepaid expenses and other current assets	2,949	3,247

Total current assets	64,421	70,501
Property, plant and equipment, net	26,952	29,575
Other assets	17,740	16,861

	$109,113	$116,937

Liabilities and Stockholders’ Equity

Accounts payable and accrued liabilities	$10,180	$16,206
Current maturities of capital lease obligation	1,047	994

Total current liabilities	11,227	17,200
Capital lease obligation	11,644	12,181
Other liabilities	7,073	7,270

Total liabilities	29,944	36,651
Stockholders’ equity	79,169	80,286

	$109,113	$116,937

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